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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                  State/Country
                Name                                            of Incorporation
-------------------------------------                           ----------------
L. Perrigo Company                                              Michigan

Perrigo Company of South Carolina, Inc                          Michigan

Perrigo Pharmaceuticals Company.                                Michigan

Perrigo International, Inc.                                     Michigan

Perrigo International Holdings, Inc.                            Michigan

Perrigo Sales Company                                           Michigan

Perrigo Research and Development Company                        Michigan

Perrigo Company of Tennessee, Inc.                              Tennessee

Perrigo de Mexico S.A. de C.V.                                  Mexico

Quimica y Farmacia S.A. de C.V.                                 Mexico

Perrigo do Brasil Ltda.                                         Brazil

Wrafton Laboratories Limited                                    United Kingdom

Perrigo UK Limited                                              United Kingdom

Perrigo U.K. Acquisition Limited                                United Kingdom

Perrigo Ventures Limited                                        United Kingdom

Wrafton Trustees Limited                                        United Kingdom

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